Exhibit 1.1

[•] Shares

ISRAEL CHEMICALS LTD.

ORDINARY SHARES, PAR VALUE NIS 1.00 PER SHARE

UNDERWRITING AGREEMENT

September 23, 2014

September 23, 2014

Morgan Stanley & Co. LLC
Barclays Capital Inc.

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

This underwriting agreement (as amended, modified or supplemented, this “Agreement”) relates to (i) the sale (the “Forward Sale”) by Israel Corporation Ltd. (“Israel Corporation”) to the several Underwriters named in Schedule I hereto (the “Underwriters”) of an aggregate of [•] ordinary shares, par value NIS 1.00 per share (the “ Forward Shares”), of Israel Chemicals Ltd., an Israeli limited liability company (the “Company”); and (ii) the sale (the “Secondary Sale”) by Israel Corporation and two of its wholly-owned subsidiaries, H.L. (Holdings - ICL) Ltd. and H.L. Acquisition ICL (1998) Ltd. (collectively, the “Selling Shareholders”) to the Underwriters of an aggregate of [36,207,128] ordinary shares, par value NIS 1.00 per share (the “Firm Secondary Shares”). In connection with the Forward Sale, Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs International (together with Morgan Stanley or their respective affiliates, each in their capacities as parties to the Forward Sale Agreements, as defined herein, the “Forward Counterparties”) have entered into letter agreements, each dated September 23, 2014 (collectively, the “Forward Sale Agreements”), with Israel Corporation, pursuant to which Israel Corporation has agreed to sell, and the Forward Counterparties have agreed to purchase, up to [•] ordinary shares, par value NIS 1.00 per share, of the Company, subject to the terms and conditions of the Forward Sale Agreements. The Forward Counterparties will receive the Forward Shares to be sold hereunder to the Underwriters from Israel Corporation pursuant to the Forward Sale Agreements.

This Agreement also relates to the sale by [the Selling Shareholders] to the several Underwriters of not more than an additional [•] ordinary shares of the Company, par value NIS 1.00 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof.  The Firm Secondary Shares and the Forward Shares are hereinafter collectively referred to as the “Firm Shares.” The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The ordinary shares, par value NIS 1.00 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the other documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter or to the Selling Shareholders furnished to the Company in writing by such Underwriter through you or by the Selling Shareholders expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(e)                                  The Company has been duly organized and is validly existing as a limited liability company under the laws of Israel, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (if such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)                                   Each subsidiary of the Company has been duly organized, is validly existing as a company in good standing (if such concept is applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (if such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares in the capital of, or equity or participation interest in, any significant subsidiary of the Company was issued in violation of preemptive or similar rights of any securityholder of such subsidiary.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution hereunder may be limited by applicable federal or state securities laws.

(h)                                 The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The outstanding Ordinary Shares (including the Forward Shares to be transferred by Israel Corporation subject to the Forward Sale Agreements and the Firm Secondary Shares and Additional Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    Assuming that no person will become a holder of 14% or more of the Company’s outstanding share capital as a result of the sale of Shares contemplated by this Agreement and assuming that in connection with the offering of the Shares contemplated under this Agreement the Company’s securities will be offered in Israel solely to investors of the type listed in sections (1) through (12) of the First Addendum to the Israeli Securities Law of 1968 (“Israeli Qualified Investors”), the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or memorandum and articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the cases of clauses (i) and (iii) as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares and (ii) the approval for listing on the New York Stock Exchange (the “NYSE”).

(k)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)                                     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or its subsidiaries are subject or by which the Company or its subsidiaries are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)                             Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)                                 The Company is not, and after giving effect to the offering and sale of the Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)                                 (i)  The Company and each of its subsidiaries which holds or operates plants, or conducts manufacturing processes, or to which the Environmental Laws (as defined below) apply (for purposes of this subsection (o), such subsidiaries shall be defined as the “Subsidiaries”), are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to or addressing safety, human health, pollution or protection of the environment, emission and wastewater discharges or releases of Hazardous Materials, as defined below (“Environmental Laws”), except as described in the Time of Sale Prospectus and except for such noncompliance as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

For purposes of this subsection, “Hazardous Materials” means any material that is toxic, ignitable, reactive, corrosive, radioactive, caustic, capable of causing harm to human health or the environment or regulated as a hazardous substance, contaminant, toxic substance, toxic pollutant, hazardous waste, special waste or pollutant, including petroleum, its derivatives, by-products and other hydrocarbons, polychlorinated biphenyls and asbestos, regulated under, or which is the subject of, applicable Environmental Laws.

(ii)                                       The Company and its Subsidiaries have received and hold all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except as described in the Time of Sale Prospectus. The Company and its Subsidiaries are in compliance in all material respects with the terms of such permits, licenses and approvals, except for such noncompliance as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iii)                                    The Company and its Subsidiaries have not received and are not aware of any order, written notice of violation, proceeding, citation, written directive, summons, investigation, information request or other written notice pending or, to their knowledge, threatened pursuant to any Environmental Laws, other than those accurately described in all material respects in the Time of Sale Prospectus or that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iv)                                   Except as described in the Time of Sale Prospectus or that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole,

(A)                               there is no, and to the Company’s knowledge, there has not been any, release or threatened release of any Hazardous Materials existing on, beneath or from the surface, subsurface, groundwater, sediment, rivers or other bodies of water associated with the past or present assets or sites of the Company or its Subsidiaries, and

(B)                               there is no, and to the Company’s knowledge, there has not been any, release or threatened release of Hazardous Materials on, beneath, from or in such assets or sites.

(v)                                      The Company and its Subsidiaries have filed with the appropriate governmental or regulatory authorities all monitoring reports, compliance reports, certifications, registrations, chemical inventory forms and any notices and written reports required by any Environmental Laws, including, without limitation, for any accidental or unpermitted releases, spills or discharges, except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vi)                                   Except as described in the Time of Sale Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or restoration of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)                                 Other than the registration rights agreement dated as of [•], 2014 between Israel Corporation and the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act (or the equivalent thereof in non-U.S. jurisdictions) with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q)                                 Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, or agent of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of an unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r)                                    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s)                                   (i)  Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, authorized representative that is working on behalf of the Company or controlled affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the United States (including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                       For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)                                    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v)                                 The Company and its subsidiaries own or otherwise have sufficient rights to use, or, with respect to the business proposed to be operated by them in the manner described in the Time of Sale Prospectus, can acquire on reasonable terms, all material patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other material intellectual property necessary for or used in the business now operated by them or proposed to be operated by them in the manner described in the Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has infringed or misappropriated rights of others with respect to any of the foregoing, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any intellectual property owned by the Company or its subsidiaries that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and all material intellectual property owned by the Company or its subsidiaries, solely or jointly with others, is valid and enforceable, and is owned free and clear of all liens, encumbrances, exclusive licenses, defects or other restrictions that would reasonably be expected to materially impair their ability to use such intellectual property as currently used by them. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries. All licenses, development agreements or other agreements relating to material intellectual property rights are, to the knowledge of the Company, in full force and effect and the Company and its subsidiaries, as applicable, are not, and to the knowledge of the Company, no other party thereto is in material breach thereof (nor has made any claims of breach or, to the Company’s knowledge, threatened to terminate such agreement).

(w)                               Except as described in the Time of Sale Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is and has been in the last three years in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees in Israel. To the Company’s knowledge, each employee, consultant or contractor of the Company and its subsidiaries has been, and is, properly classified as an employee, contractor or consultant, as applicable, except where the failure to be properly classified would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)                                 The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(y)                                 The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z)                                  The qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, Prospectus and Time of Sale Prospectus (i) were derived in all material respects in accordance with the procedures described in the Registration Statement, Prospectus and Time of Sale Prospectus and all applicable industry standards, including Industry Guide 7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) have been reviewed by IMC Group Consulting Limited, an independent consulting firm.

(aa)                          The industry and market-related data, including supply, demand and pricing information, included in the Registration Statement, Prospectus and the Time of Sale Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data from such sources to the extent required.

(bb)                          The Company and each of its subsidiaries maintain a system or processes of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)                            The audited consolidated financial statements of the Company included in the Registration Statement, the Prospectus and the Time of Sale Prospectus (the “Consolidated Financial Statements”) were prepared in accordance with IFRS, consistently applied, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as at the relevant dates, and the results of operations and changes in cash flows of the Company and its consolidated subsidiaries for the periods in respect of which they have been prepared, and non-IFRS financial information included in the Registration Statement, the Prospectus or the Time of Sale Prospectus, if any, complies with the requirements of Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act. The selected financial data and the summary financial information included in the Registration Statement, the Prospectus and the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Consolidated Financial Statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Time of Sale Prospectus under the Securities Act or the applicable rules and regulations of the Commission thereunder.

(dd)                          KPMG Somekh Chaikin, who has audited the Company’s Consolidated Financial Statements, is an independent auditor with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(ee)                            Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)                              The Company and each of its subsidiaries have timely filed all Israeli and non-Israeli tax returns required to be filed with any taxing authority through the date of this Agreement or have timely requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as are currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)                            The Company is in compliance with all Israeli securities rules and regulations, except to the extent failure to comply would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereunder, the ability of the Company to perform its obligations under or in respect of this Agreement, or on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have not received any demand to pay monetary fines pursuant to the Israeli Companies Law of 1999 (the “Companies Law”), the Israeli Securities Law of 1958, and the rules and regulations thereunder, no administrative proceedings have been initiated by the Israel Securities Authority against the Company or any of its subsidiaries and the Company and its subsidiaries are not aware of any reason for the initiation of such proceedings, except to the extent such fines or proceedings would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement.

(hh)                          Based on the manner in which the Company operates its business, the Company does not expect to be a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes for its current taxable year or in the foreseeable future.

(ii)                                  Without prior coordination with the Underwriters, no offering of the Company’s securities will be conducted in Israel in connection with the offering of Shares contemplated under this Agreement, neither the Company nor anyone on its behalf will solicit any investors in Israel to participate in the offering of the Shares contemplated under this Agreement and neither the Company nor anyone on its behalf will conduct any marketing efforts in Israel or distribute any materials in connection with this offering to investors in Israel.

(jj)                                The Company and its subsidiaries have received all necessary approvals as required by applicable law, including the Companies Law, with respect to (i) transactions with the Company’s Controlling Shareholder (as such term is defined under the Companies Law), (ii) transactions with another person in which the Company’s Controlling Shareholder has a personal interest; (iii) transactions with directors or officers of the Company and/or its subsidiaries; and (iv) transactions with another person in which directors of the Company and/or its subsidiaries have a personal interest, except in each case to the extent that the failure to receive such approvals would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.                                      Representations and Warranties of Israel Corporation.  Israel Corporation, on behalf of itself and the other Selling Shareholders, represents and warrants to and agrees with each of the Underwriters that:

(a)                                 This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto other than the Selling Shareholders, constitutes a valid and binding agreement of each Selling Shareholder, enforceable against each Selling Shareholder in accordance with its terms.

(b)                                 Each of the Forward Sale Agreements has been duly authorized, executed and delivered by or on behalf of Israel Corporation and, assuming the due authorization, execution and delivery of the Forward Sale Agreements by the Forward Counterparties, constitutes a valid and binding agreement of Israel Corporation, enforceable against Israel Corporation in accordance with its terms.

(c)                                  Assuming that no person will become a holder of 14% or more of the Company’s outstanding share capital as a result of the sale of Shares contemplated by this Agreement, the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and, in the case of Israel Corporation, each of the Forward Sale Agreements will not (i) contravene any provision of applicable law, (ii) contravene the certificate of incorporation or memorandum and articles of association of such Selling Shareholder, or (iii) contravene, result in a breach of, or constitute a default or give rise to any right of termination, acceleration or cancellation under any material agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the cases of clauses (i) and (iii) as would not reasonably be expected to have a material adverse effect on such Selling Shareholder or on the power and ability of such Selling Shareholder to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, in the case of Israel Corporation, the Forward Sale Agreements, except (i) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of FINRA in connection with the offer and sale of the Shares and (ii) the approval for listing on the NYSE.

(d)                                 Each of H.L. (Holdings - ICL) Ltd. and H.L. Acquisition ICL (1998) Ltd. is a wholly-owned subsidiary of Israel Corporation and has been duly organized and is validly existing as a limited liability company under the laws of Israel.

(e)                                  (i) Each Selling Shareholder has, and on the Closing Date will have, valid title to transfer the Firm Secondary Shares, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Firm Secondary Shares, for sale to the Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances, and (ii) Israel Corporation has, and on September 23, 2014 will have, valid title to transfer the Forward Shares, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Forward Shares, for sale to the Forward Counterparties free and clear of all security interests, claims, liens, equities or other encumbrances, and each Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, in the case of Israel Corporation, the Forward Sale Agreements and to transfer (i) in the case of each Selling Shareholder, the Firm Secondary Shares, or a security entitlement in respect of the Shares for sale to the Underwriters and (ii) in the case of Israel Corporation, the Forward Shares, or a security entitlement in respect of the Shares for sale to the Forward Counterparties.

(f)                                   Upon payment for the Shares pursuant to this Agreement, delivery of the Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to the Shares), (A) DTC shall be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to the Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, each Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) the Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, memorandum and articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)                                  Each Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell Shares pursuant to this Agreement or, in the case of Israel Corporation, enter into the Forward Sale Agreements.

(h)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the representations and warranties set forth in this paragraph 2(h) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholders furnished to the Company in writing by the Selling Shareholders expressly for use in the Registration Statement, the Time of Sale Prospectus, any broadly available road show, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information consists only of the names of the Selling Shareholders, the third paragraph set forth under the caption “Risk Factors—Risks Related to Our Ordinary Shares and the Offering—If our existing shareholders sell additional ordinary shares, or if these shares are sold by others, either on the TASE or the NYSE, after this offering, or if the forward counterparties or their affiliates sell additional ordinary shares to adjust their respective hedge positions during the terms of the forward sale agreements, the market price of our ordinary shares could decline” in the Registration Statement, the number of Ordinary Shares offered by each Selling Shareholder, the information relating to Israel Corporation’s beneficial ownership of Ordinary Shares and other information with respect Israel Corporation that appears in the table (and corresponding footnotes) set forth under the caption “Principal and Selling Shareholders” in the Registration Statement, the Time of Sale Prospectus, any broadly available road show, the Prospectus or any amendments or supplements thereto (the “Selling Shareholder Information”).

3.                                      Agreements to Transfer and Purchase.

(a)                                 Forward Shares.  Israel Corporation hereby agrees to deliver or cause to be delivered, on the date hereof and in accordance with and in satisfaction of its obligations to the Forward Counterparties under the Forward Sale Agreements, the Forward Shares to the Forward Counterparties.  On the Closing Date, the Forward Shares will be transferred to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Forward Counterparties at $[•] a share (the “Purchase Price”) the number of Forward Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule I hereto opposite the name of such Underwriter.

(b)                                 Firm Secondary Shares.  Each of the Selling Shareholders hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders at the Purchase Price the number of Firm Secondary Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Secondary Shares to be sold by the Selling Shareholders as the number of Firm Secondary Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Secondary Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, [the Selling Shareholders] hereby agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or in part by giving written notice not later than 30 days after the date of this Agreement.  The exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of the notice.  Additional Shares may be purchased as provided in Section 5 hereof for the purpose of covering sales of shares in excess of the number of Firm Shares. On the day, if applicable, that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on the Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley (in its capacity as a representative for the Underwriters) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder; (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which you have been advised in writing; (c) grants of options, restricted shares or restricted share units to officers, directors, employees and consultants of the Company or its subsidiaries in accordance with the terms of any incentive compensation plan in effect or approved by the Board of Directors of the Company on the date hereof and described in the Time of Sale Prospectus (it being understood and agreed that this includes the 2014 Equity Compensation Plan described under the caption “Management—Incentive Compensation Plans—The 2014 Equity Compensation Plan” in the Time of Sale Prospectus) or the issuance by the Company of Ordinary Shares upon the exercise thereof or the filing by the Company of a registration statement with the Commission on Form S-8 in connection therewith; (d) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the offering of the Ordinary Shares, provided that no filing under Section 16(a) of the Exchange Act (to the extent applicable) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (e) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (f) transactions under or pursuant to the Forward Sale Agreements, including the transfer of Ordinary Shares to the Forward Counterparties in connection therewith, or (g) the offer or issuance by the Company of Ordinary Shares in connection with an acquisition (provided that the aggregate number of Ordinary Shares that the Company may offer or issue pursuant to this clause (g) shall not exceed 10% of the total number of Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement); provided that in the case of any transfer, distribution, offer or issuance pursuant to clause (e) and clause (g), (i) any donee or distributee pursuant to clause (e) and any recipient of Ordinary Shares pursuant to clause (g) shall enter into a written agreement substantially in the form of Exhibit G hereto and (ii) no filing under Section 16(a) of the Exchange Act (to the extent applicable), reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall provide Morgan Stanley and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(k) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

4.                                      Terms of Public Offering. The Selling Shareholders and the Forward Counterparties are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Selling Shareholders and the Forward Counterparties are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5.                                      Payment and Delivery. Payment for the Firm Shares to be sold hereunder shall be made to the Forward Counterparties and [the Selling Shareholders], as applicable, in Federal or other funds immediately available in New York City against delivery of the Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 29, 2014, or at such other time on the same or such other date, not later than October 6, 2014, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to [the Selling Shareholders] in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than November 6, 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.                                      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [3:00 p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Israel Corporation, to the effect that the representations and warranties of Israel Corporation (on behalf of itself and the other Selling Shareholders) contained in this Agreement are true and correct as of the Closing Date, that the representations and warranties set forth in the first, second and third sentences of the second paragraph of the “lock-up” agreement between you and Israel Corporation described in Section 6(k) below are true and correct as of the Closing Date, and that Israel Corporation and each of the other Selling Shareholders has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)                                 The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Goldfarb Seligman & Co., Israeli counsel for the Company, each dated the Closing Date, in substantially the forms attached as Exhibit A and Exhibit B hereto.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of Gornitzky & Co., Israeli counsel to the Selling Shareholders, dated the Closing Date, in substantially the form attached as Exhibit C hereto.

(f)                                   The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, each dated the Closing Date, in substantially the forms attached as Exhibit D and Exhibit E hereto.

(g)                                  The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, substantially in the form attached as Exhibit F hereto.

(h)                                 The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(i)                                     The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel for the Underwriters, each dated the Closing Date, with respect to such matters and in such form as is reasonably satisfactory to the Representatives.

(j)                                    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Somekh Chaikin, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k)                                 The “lock-up” agreements, each substantially in the form of Exhibit G hereto, between you and the officers and directors of the Company, and the “lock-up” agreements, each substantially in the form of Exhibit H hereto, between you and Israel Corporation, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of the following:

(i)                                          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of the Option Closing Date;

(ii)                                       a certificate, dated the Option Closing Date and signed by an executive officer of Israel Corporation, confirming that the certificate delivered on the Closing Date pursuant to Section 6(c) hereof remains true and correct as of the Option Closing Date;

(iii)                                    an opinion and a negative assurance letter of Goldfarb Seligman & Co., Israeli counsel for the Company, each dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(d) hereof;

(iv)                                   an opinion of Gornitzky & Co., Israeli counsel to the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)                                      an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, each dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(f) hereof;

(vi)                                   an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii)                                an opinion and a negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, each dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(h) hereof;

(viii)                             an opinion and a negative assurance letter of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel for the Underwriters, each dated the Option Closing Date, relating to the Additional Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(i) hereof; and

(ix)                                   a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG Somekh Chaikin, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to the Option Closing Date.

7.                                      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares (but excluding any subsequent short sales by the Forward Counterparties due to hedge adjustments) as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States and Canada as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     The Company hereby confirms its engagement of Barclays Capital Inc., and Barclays Capital Inc. hereby confirms its agreement with the Company to render services as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA with respect to the offering contemplated hereby.  Barclays Capital Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

8.                                      Covenants of the Selling Shareholder. Each Selling Shareholder covenants with each Underwriter as follows:

(a)                                 Such Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-8, as appropriate, together with all required attachments to such form.

9.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees in connection with such qualification and in connection with such Blue Sky or legal investment memorandum, (iii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NYSE, (iv) the costs and charges of any transfer agent, registrar or depositary, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vi) the document production charges and expenses associated with printing this Agreement and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. In no event will the Company be liable to pay any underwriting commissions or expenses in connection with the sale of Shares contemplated by this Agreement or the fees or disbursements of counsel to the Underwriters or the Selling Shareholders.

Whether or not the transactions contemplated in this Agreement and the Forward Sale Agreements are consummated or this Agreement or the Forward Sale Agreements is terminated, Israel Corporation, on behalf of itself and the other Selling Shareholders, agree to reimburse the Underwriters for all out-of-pocket expenses (including but not limited to: (i) the fees and disbursements of their counsel, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all filing fees incurred in connection with the review and qualification of the offering of the Shares by FINRA and (iv) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder or the Forward Sale Agreements and the transactions contemplated thereunder, provided, that the out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) reimbursable pursuant to this sentence shall not exceed $500,000.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and Selling Shareholders may otherwise have for the allocation of expenses among themselves.

10.                               Covenants of the Underwriters.  Each Underwriter severally covenants with the Company (i) not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter and (ii) to take reasonable steps to ensure that any investor invited by such Underwriter to any investor presentation in Israel in connection with the offering of Shares qualifies as an Israeli Qualified Investor.

11.                               Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Forward Counterparty, each Underwriter and each Selling Shareholder, each person, if any, who controls any Underwriter, either Forward Counterparty or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or of either Forward Counterparty or Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or to the Selling Shareholders furnished to the Company in writing by such Underwriter through you or by the Selling Shareholders expressly for use therein.

(b)                                 Israel Corporation, on behalf of itself and the other Selling Shareholders, agrees to indemnify and hold harmless each Forward Counterparty, each Underwriter, the Company, each person, if any, who controls any Underwriter or either Forward Counterparty or the Company (other than Israel Corporation) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or of either Forward Counterparty or of the Company (other than Israel Corporation) within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Shareholder Information furnished by the Selling Shareholders. The liability of Israel Corporation, on behalf of itself and other Selling Shareholders, under the indemnity and contribution agreements contained in this Section 11 shall be limited to an amount equal to, in the case of the Forward Shares, (i) the number of Forward Shares transferred by Israel Corporation under this Agreement multiplied by (ii) the Public Offering Price (minus related underwriting discounts and commissions) and in the case of the Firm Secondary Shares and the Additional Shares, the total net proceeds received by the Selling Shareholders from the sale of the Firm Secondary Shares and Additional Shares under this Agreement.

(c)                                  The Company agrees to indemnify and hold harmless the QIU, each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the QIU within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as the QIU in connection with the offering contemplated by this Agreement; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

(d)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of

Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(e)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), Section 11(b), Section 11(c) or Section 11(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control the Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders, such firm shall be designated in writing by Israel Corporation, on behalf of itself and the other Selling Shareholders.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f)                                   To the extent the indemnification provided for in Section 11(a), Section 11(b), Section 11(c) or Section 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (i) in the case of the Forward Shares, the maximum amount that may be paid by the Forward Counterparties to Israel Corporation under the Forward Sale Agreements (before deducting expenses) bears to the total underwriting discounts and commissions received by the Underwriters as set forth in the table on the cover of the Prospectus and (ii) in the case of the Firm Secondary Shares and the Additional Shares, the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  Benefits received by the QIU in its capacity as “qualified independent underwriter” shall be deemed to be equal to any compensation received by the QIU for acting in such capacity.  The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(g)                                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(h) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)                                 The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and of Israel Corporation, on behalf of itself and the other Selling Shareholders, contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholders or any person controlling the Selling Shareholders, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the Tel Aviv Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Israel shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Israeli authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and Israel Corporation, on behalf of itself and the other Selling Shareholders, for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you or Israel Corporation, on behalf of itself and the other Selling Shareholders, shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on the Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, or the Forward Sale Agreements or the transactions contemplated thereunder.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholders shall be unable to perform their obligations under this Agreement, Israel Corporation, on behalf of itself and the other Selling Shareholders, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, or the Forward Sale Agreements or the transactions contemplated thereunder.

14.                               Entire Agreement.  (a) This Agreement and the Forward Sale Agreements, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement and the Forward Sale Agreements) that relate to the offering of the Shares or the transactions contemplated under the Forward Sale Agreements, represent the entire agreement among the respective parties thereto with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, the purchase and sale of the Shares and the transactions contemplated under the Forward Sale Agreements.

(b)                                 Each of the Company and the Selling Shareholders acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, either Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders.  Each of the Company and each Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.                               Parties in Interest.  This Agreement shall inure solely to the benefit of the Company, the Selling Shareholders, the Underwriters and the Forward Counterparties, and to the extent provided in Section 10 hereof, the officers and directors of the Company and persons who control the Company, the Selling Shareholders, the Underwriters and the Forward Counterparties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

16.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.                               Applicable Law.  This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of New York.

18.                               Submission to Jurisdiction; Appointment of Agent for Service. Each of the Company and the Selling Shareholders hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby. Each of the Company and the Selling Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints ICL North America Inc., located at 622 Emerson Road, Suite 500, St. Louis, Missouri 63141, Attention: General Counsel, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Each of the Selling Shareholders irrevocably appoints C T Corporation System, located at 111 Eighth Avenue, New York, NY 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon such Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of its agent in full force and effect for a period of ten years from the date of this Agreement. Each of the Company, the Selling Shareholders and the Underwriters irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 11(d) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; if to the Company shall be delivered, mailed or sent to Lisa Haimovitz, VP General Counsel & Company Secretary,

Millennium Tower, 23 Aranha Street, Tel Aviv 61070, Israel, Fax: +972-3-684-4427, and if to the Selling Shareholders shall be delivered, mailed or sent to Maya Alceh-Kaplan, Israel Corporation Ltd., 23 Aranha Street, Tel Aviv 61070, Israel, Fax: +972-3-6844587.

Very truly yours,

Israel Chemicals Ltd.

By:
Name:
Title:

By:
Name:
Title:

Israel Corporation Ltd.

By:
Name:
Title:

H.L. (Holdings - ICL) Ltd.

By:
Name:
Title:

H.L. Acquisition ICL (1998) Ltd.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Barclays Capital Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Forward Shares To Be Purchased

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
BMO Capital Markets Corp.

Total:

Underwriter	Number of Firm Secondary Shares To Be Purchased

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
BMO Capital Markets Corp.

Total:	36,207,128

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued September 23, 2014

2.                                      [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.                                      [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.                                      [the following pricing information communicated orally, if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus:

Public Offering Price: $       per Ordinary Share

Shares Offered:      Ordinary Shares]

II-1

EXHIBIT G

FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS

, 2014

Morgan Stanley & Co. LLC
Barclays Capital Inc.

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Israel Chemicals Ltd., an Israeli limited liability company (the “Company”), and Israel Corporation Ltd., an Israeli limited liability company (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, Barclays and the other Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of [•] ordinary shares, par value NIS 1.00 per ordinary share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act (to the extent applicable) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transactions relating to Ordinary Shares received by the undersigned from the Company upon the exercise (including by way of net exercise) by the undersigned of options outstanding on the date hereof if the market price of an Ordinary Share on the date any such transaction is executed is greater than or equal to 150% of the price per share at which the Ordinary Shares are offered to the public initially in the Public Offering, provided that no filing under Section 16(a) of the Exchange Act (to the extent applicable) reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Restricted Period, or (c) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift or; provided that in the case of any transfer or distribution pursuant to clause (c), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (to the extent applicable) reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

If:

(1)                                 during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                 prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Selling Shareholder and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) termination of the Underwriting Agreement prior to the sale of any Ordinary Shares to the Underwriters, (ii) written notification by the Company prior to the execution of the Underwriting Agreement that they do not intend to proceed with the Public Offering and (iii) December 31, 2014, in the event that the Public Offering has not been completed prior to such date. This agreement shall be governed exclusively by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:
Title:
Address:

EXHIBIT H

FORM OF LOCK-UP LETTER FOR ISRAEL CORPORATION LTD.

[SIGNED AT LAUNCH], 2014

Morgan Stanley & Co. LLC
Barclays Capital Inc.

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Israel Chemicals Ltd., an Israeli limited liability company (the “Company”), and Israel Corporation Ltd., an Israeli limited liability company (the “Selling Shareholder”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Barclays (the “Underwriters”), of [•] ordinary shares, par value NIS 1.00 per ordinary share, of the Company (the “Ordinary Shares”).

The undersigned hereby represents and warrants that, as of the date hereof, (A) it has pledged 367,411,625 Ordinary Shares to secure margin loans with an aggregate principal amount not exceeding U.S.$1,140,000,000 (such amount, the “Margin Indebtedness Cap” and such indebtedness, the “Margin Indebtedness”) pursuant to certain agreements entered into with the parties to such agreements (collectively, the “Existing Margin Indebtedness Agreements”) and (B) it has pledged 4,500,000 Ordinary Shares as the minimum required collateral to secure an initial collateral amount equal to U.S.$15,000,000 (the “Required Swap Collateral Value”) pursuant to a cross-currency interest rate swap (the “Secured Swap Agreement”). The undersigned also acknowledges that Margin Indebtedness under one of its Existing Margin Indebtedness Agreements (the “Cross-Collateralized Existing Margin Indebtedness Agreement”) is cross-collateralized with other cross-currency interest rate swaps (the “Cross-Collateralized Swap Agreement”). The undersigned hereby represents and warrants that, as of the date hereof, (A) other than as described above in the prior two sentences, no loans or other liabilities of the Selling Shareholder are secured by a pledge of (or other grant of a security interest, lien or encumbrance of any kind in respect of) Ordinary Shares and (B) the aggregate number of Ordinary Shares pledged under all cross-currency interest rate swaps it has entered into is equal to 4,500,000 Ordinary Shares and it has no obligation to pledge Ordinary Shares under any cross-currency interest rate swap it has entered into except to the extent necessary to maintain the Required Swap

Collateral Value. Copies of the Existing Margin Indebtedness Agreements, the Secured Swap Agreement and the Cross-Collateralized Swap Agreement and, in each case, any relevant related documentation have been made available for review by Underwriters’ counsel on or prior to the date hereof.  The undersigned agrees to make available for review by Underwriters’ counsel, subject to the terms and conditions of the confidentiality agreements between the undersigned and Underwriters’ counsel, upon prior written request, a copy of any new Margin Indebtedness agreement and related documentation entered into after the date hereof and effective during the Restricted Period (as defined below) in connection with a Permitted Margin Financing (as defined below) as promptly as practicable after the execution thereof and as promptly as practicable (and in any event within five business days) notify the Underwriters of any pledge of additional Ordinary Shares permitted by clauses (e) or (f) of the following paragraph in an amount, individually or in the aggregate, in excess of 100,000 Ordinary Shares.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the Securities and Exchange Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.  The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act (to the extent applicable) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (c) transactions under or pursuant to the Forward Sale Agreements between Morgan Stanley and Goldman, Sachs & Co., or one of their respective affiliates or successors thereto (in such capacities, the “Forward Counterparties”), on the one hand, and the Selling Shareholder, on the other, including any Ordinary Shares made available to the Forward Counterparties in connection therewith, (d) the pledge of any Ordinary Shares by the undersigned pursuant to any agreement (a “New Margin Indebtedness Agreement”) entered into to secure margin loans, so long as after giving effect to such financing the aggregate amount of Margin Indebtedness does not exceed the Margin Indebtedness Cap (such financing, a

“Permitted Margin Financing”), (e) the pledge of additional Ordinary Shares pursuant to the terms of any Existing Margin Indebtedness Agreement (except the Cross-Collateralized Existing Margin Indebtedness Agreement) or New Margin Indebtedness Agreement, so long as the amount of Margin Indebtedness under such agreement is not increased, (f) the pledge of up to 10,000,000 Ordinary Shares, in the aggregate during the Restricted Period, pursuant to the terms of cross-currency swap agreements, or (g) the sale of any Ordinary Shares by any pledgee of such shares under (i) any Existing Margin Indebtedness Agreement, (ii) any New Margin Indebtedness Agreement or (iii) the Secured Swap Agreement; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (to the extent applicable), reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1)                                 during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                 prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, and will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder and the Underwriters.

This agreement shall cease to be applicable, and shall be of no further force or effect, (i) if the Underwriting Agreement (other than the provisions thereof that survive termination) after execution thereof is terminated in accordance with its terms, or (ii) if the undersigned after the date hereof abandons the offering or provides notice in writing prior to the execution of the Underwriting Agreement to the Company and the Underwriters that it wishes to withdraw the registration statement relating to the Ordinary Shares.

Very truly yours,

ISRAEL CORPORATION LTD.

By:

Name:

Title:

Address: